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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute James H. Whitney and Frederick W. Kolling III and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Gunther International, Ltd. or otherwise) Post-Effective Amendment No. 1 on Form S-3 to the Corporation's Registration Statement on Form SB-2 (Registration No. 33-70052-B) relating to public offering and sale of up to 1,387,252 shares of the Common Stock, par value $.001 per share, of the Corporation pursuant to the exercise of the Corporation's outstanding Public Warrants, Underwriters' Warrants and Underwriters' Common Stock Purchase Warrants (as defined in such Post-Effective Amendment No. 1) and any and all further amendments thereto and to file such Post-Effective Amendment No. 1 on Form S-3 and any such further amendments thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the others.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of October, 1997.


/s/ Guy W. Fiske                                /s/ Harold S. Green
--------------------------                      --------------------------
Guy W. Fiske                                    Harold S. Green


/s/ Kenneth Hickman                             /s/ Frederick W. Kolling III
--------------------------                      ---------------------------
J. Kenneth Hickman                              Frederick W. Kolling III


/s/ Alan W. Morton                              /s/ Gerald H. Newman
--------------------------                      ---------------------------
Alan W. Morton                                  Gerald H. Newman


/s/ James H. Whitney
--------------------------
James H. Whitney